Exhibit 1.01

JETBLUE AIRWAYS CORPORATION

$87,500,000 5.50 % CONVERTIBLE DEBENTURES DUE 2038 (SERIES A)

$87,500,000 5.50 % CONVERTIBLE DEBENTURES DUE 2038 (SERIES B)

UNDERWRITING AGREEMENT

May 29, 2008

May 29, 2008

Morgan Stanley & Co. Incorporated

As Representative

of the several Underwriters named in Schedule II

hereto (the “Representative”)

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

JetBlue Airways Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated is acting as Representative, $87,500,000 principal amount of its 5.50% Convertible Debentures due 2038 (series A) (the “Series A Firm Securities”) to be issued pursuant to the provisions of an indenture dated as of March 16, 2005, as amended and supplemented by a supplemental indenture to be dated as of June 4, 2008 (as so amended and supplemented, the “Series A Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”) and $87,500,000 principal amount of its 5.50% Convertible Debentures due 2038 (series B) (the “Series B Firm Securities” and, together with the Series A Firm Securities, the “Firm Securities”) to be issued pursuant to the provisions of an indenture dated as of March 16, 2005, as amended and supplemented by a supplemental indenture to be dated as of June 4, 2008 (as so amended and supplemented, the “Series B Indenture” and, together with the Series A Indenture, the “Indentures”) between the Company and the Trustee. The Company also proposes to issue and sell to the Underwriters not more than an additional $13,125,000 principal amount of its 5.50% Convertible Debentures due 2038 (series A) (the “ Series A Additional Securities”) and an additional $13,125,000 principal amount of its 5.50% Convertible Debentures due 2038 (series B) (the “Series B Additional Securities” and, together with the Series A Firm Securities, the “Additional Securities”) if and to the extent that the Representative shall have determined, on behalf of the Underwriters, to exercise the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof. The Series A Firm Securities and the Series A Additional Securities are hereinafter collectively referred to as the “Series A Securities”; the Series B Firm Securities and the Series B Additional Securities are hereinafter collectively referred to as the “Series B Securities”; and the Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be convertible into shares of common stock, par value $.01 per share, of the Company (the “Underlying Securities”) in accordance with the terms of the Securities and the Indentures. If the firm or firms listed in Schedule II hereto include only the Representative, then the terms “Underwriters” as used herein shall be deemed to refer to the Representative.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-135545) on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities and the Underlying Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated June 30, 2006 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “amendment,” “supplement,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

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(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as of the date thereof, does not contain and, on the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(b) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

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(c) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Time of Sale Prospectus present fairly the information required to be stated therein. The summary consolidated financial data included in the Time of Sale Prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each of the Company’s subsidiaries has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the Company’s subsidiaries have been duly and validly authorized and issued (except to the extent that the failure to be so duly and validly authorized and issued would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

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(g) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock.”

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The holders of the Securities issued under the Indentures will be entitled to the benefits of the Indentures.

(i) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indentures, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights.

(j) The Series A Indenture has been duly authorized by, and when executed and delivered by the Company will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, and the Series B Indenture has been duly authorized by, and when executed and delivered by the Company will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, in each case except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k) The Pledge and Escrow Agreement between the Company and Wilmington Trust Company (the “Escrow Agent”), as Securities Intermediary, to be dated as of June 4, 2008 (the “Pledge and Escrow Agreement”) has been duly authorized by, and when executed and delivered by the Company will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, in each case except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Pledge and Escrow Agreement will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus; upon delivery of the Collateral (as defined in the Pledge and Escrow Agreement) to the Escrow Agent for credit to the account of the Trustee as described in the Pledge and Escrow Agreement, the Pledge and Escrow Agreement will have created a valid first priority security interest in the Collateral in favor of the Escrow Agent securing the obligations under the Securities.

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(l) The execution and delivery by the Company of this Agreement, the Pledge and Escrow Agreement, the Indentures and the Securities, the consummation by the Company of the transactions contemplated by this Agreement, the Pledge and Escrow Agreement and the Indentures, and compliance by the Company with the terms of this Agreement, the Pledge and Escrow Agreement, the Indentures and the Securities have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of its properties may be subject, or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its properties (other than the securities or Blue Sky laws of the various states, as to which the Company makes no representation or warranty), except, in the case of either clause (A) or (B) above, for such conflicts, breaches, defaults, liens or encumbrances that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of its obligations under this Agreement, the Pledge and Escrow Agreement, the Indentures or the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Pledge and Escrow Agreement and the Indentures, except such as are required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(m) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Pledge and Escrow Agreement, the Indentures or the Securities or to consummate the transactions contemplated by this Agreement or the Time of Sale Prospectus.

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(o) Each preliminary prospectus relating to the Securities filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Time of Sale Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Time of Sale Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in, contemplated by or incorporated by reference into the Time of Sale Prospectus

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(including, without limitation, aircraft financing and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Time of Sale Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company’s aircraft, including as a result of action taken by the Federal Aviation Administration (“FAA”) or the Department of Transportation.

(t) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on aircraft and engines, parts, rotables, and other equipment of the Company and such as are described in or incorporated by reference into the Time of Sale Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in or contemplated by the Time of Sale Prospectus.

(u) (i) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation, the FAA or the Federal Communications Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as described in or contemplated by the Time of Sale Prospectus, no material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

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(w) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Company currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); each of the Company and its subsidiaries has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Time of Sale Prospectus.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

(y) The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 401102.

(z) Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are an independent registered public accounting firm as required by the Securities Act.

(aa) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, or employee, agent or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any international economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the United Nations Security Council (“UNSC”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria).

(ii) The Entity represents and covenants that it will not knowingly use the proceeds of the offering, directly or indirectly, or knowingly lend, contribute or otherwise make available such proceeds, directly or indirectly, to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii) The Entity represents and covenants that, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. Upon the basis of the representations and warranties of the Underwriters herein contained, the Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties of the Company herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of

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the Series A Firm Securities set forth in Schedule II hereto opposite its name at a purchase price of 97.75% of the principal amount thereof (the “Series A Purchase Price”) and (ii) the respective principal amount of the Series B Firm Securities set forth in Schedule II hereto opposite its name at a purchase price of 97.75% of the principal amount thereof (the “Series B Purchase Price”, and together with the Series A Purchase Price, the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, (i) up to $13,125,000 principal amount of Series A Additional Securities at the Series A Purchase Price and/or (ii) up to $13,125,000 principal amount of Series B Additional Securities at the Series B Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the date hereof. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4. On the day, if any, that Additional Securities are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representative, on behalf of the Underwriters, may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule II opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

To induce the Underwriters that may participate in the Public Offering (as defined below) to continue their efforts in connection with the Public Offering, the Company hereby covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock; (2) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than to the extent required by any registration rights agreement among the Company and Deutsche Lufthansa AG in existence on the date of this agreement and other than amendments to existing registration statements relating to such registration rights agreement or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters pursuant to this Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the conversion of a security

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outstanding on the date hereof, including, without limitation, upon conversion of the Company’s 3½% Convertible Notes due 2033 (the “2033 Convertible Notes”), the Company’s 3¾% Convertible Debentures due 2035 (the “2035 Convertible Debentures”) or upon conversion of the Securities as described in the Prospectus, (c) the issuance by the Company of any shares of Common Stock or options or other rights to employees of the Company on or after the date hereof pursuant to the Company’s equity incentive plans as described in or incorporated by reference into the Time of Sale Prospectus or pursuant to the Company’s defined contribution plan and the issuance by the Company of shares of Common Stock upon the exercise of any such options or the vesting of any such other rights; (d) any securities issued or issuable in connection with the Company’s stockholders rights plan; or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock during the 90-day restricted period.

3. Public Offering . The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities (the “Public Offering”), as soon as practicable after this Agreement has become effective as in the judgment of the Representative is advisable. The Company is further advised by the Representative that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 4, 2008, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representative.

The Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representative on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

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5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date), and (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) On the Closing Date, the Representative, on behalf of the Underwriters, shall have received an opinion of Shearman & Sterling LLP, outside counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, substantially to the effect set forth in Exhibit A hereto.

(d) On the Closing Date, the Representative, on behalf of the Underwriters, shall have received an opinion of James G. Hnat, Executive Vice President, Corporate Affairs and General Counsel of the Company, dated the Closing Date, and in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

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(e) On the Closing Date, the Representative, on behalf of the Underwriters, shall have received an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements for the three months ended March 31, 2008 and 2007 and the years ended December 31, 2007, 2006, 2005 and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Representative, on behalf of the Underwriters, and certain shareholders, officers and directors of the Company listed in Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) At or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indentures.

(i) At or prior to the Closing Date, the Company and the Escrow Agent shall have executed and delivered the Pledge and Escrow Agreement.

(j) An affiliate of the Representative shall have received from us that number of borrowed shares requested under any Borrowing Notice (as defined in the share lending agreement dated May 29, 2008 (the “Share Lending Agreement”), among the Company and Morgan Stanley Capital Services, Inc., as borrower) delivered pursuant to the Share Lending Agreement prior to the Closing Date.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Underwriters on each Option Closing Date of each of the documents referred to above dated as of the Option Closing Date (except that insofar as any documents relate to Securities, they may be limited to covering only Additional Securities).

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representative, on behalf of the Underwriters, on notice to the Company at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

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6. Covenants of the Company In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to the Representative, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative, on behalf of the Underwriters, in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or (g), as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative and the Underwriters may reasonably request.

(b) To prepare a final term sheet substantially in the form set forth on Schedule IV relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representative, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus with respect to the Securities, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company shall be permitted to make such filing after taking into account such comments as the Representative and its counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects, provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company shall be permitted to use such free writing prospectus after taking into account such comments as the Representative and its counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

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(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the Public Offering as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or other applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(h) During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act and the Securities Act Regulations, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(i) To take such actions as the Representative may request to qualify the Securities for sale under the laws of such jurisdictions as the Representative may reasonably request and to maintain such qualifications in effect so long as required for the

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distribution of such Securities; provided, however, the Company shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

(j) To make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company, which will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) Between the date of this Agreement and the Closing Date, other than in connection with the resale of its 2033 Convertible Notes and the resale of its 2035 Convertible Debentures, the Company will not, without the prior consent of the Representative, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Securities) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of the printing or processing and distribution of this Agreement, the Pledge and Escrow Agreement, the Indentures, the Securities, the Underwriters’ Questionnaire, any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 6(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses of the Trustee, including the reasonable fees and disbursements of its counsel, in connection with the Indentures and the Securities, (v) the fees and expenses of the Escrow Agent, including the reasonable fees and disbursements of its counsel, in connection with the Pledge and Escrow Agreement, (vi) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection

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with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (vii) all cost and expenses incident to listing the Underlying Securities on the NASDAQ Global Select Market, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) any fees charged by rating agencies for rating the Securities (including annual surveillance fees related to the Securities as long as they are outstanding), (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and such proportion of the cost of any aircraft chartered in connection with the road show as shall be agreed upon separately by the Company and the Representative (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the Representative and such proportion of the cost of any aircraft chartered in connection with the road show and any ground transportation used by the Representative in connection with the road show as shall be so separately agreed upon), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities and any advertising expenses connected with any offers they may make.

(m) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

7. Covenants of the Underwriters Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of that Underwriter.

8. Indemnity and Contribution (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary

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prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act relating to the Securities, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (x) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, or (y) in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act on Form T-1.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying

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party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the public offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess

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of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, on behalf of the Underwriters, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, on behalf of the Underwriters, impracticable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the principal amount of Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of all the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event

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shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the principal amount of Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of all the Securities to be purchased, and arrangements satisfactory to the Representative and the Company for the purchase of such principal amount of Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to each of them, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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12. Counterparts This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to it at 118-29 Queens Boulevard, Forest Hills, New York, NY 11375-1600; Attention: Senior Vice President, Treasurer; facsimile number (718) 709-3639, with a copy (at the same Company address) to the Office of the General Counsel; facsimile number (718) 709-3631.

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Very truly yours,

JETBLUE AIRWAYS CORPORATION

By:	/s/ Mark D. Powers
Name: Mark D. Powers Title: Senior Vice President Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting on its own behalf and on behalf of the several Underwriters named in Schedule II hereto.

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John Tyree
Name: John Tyree
Title: Managing Director

25

SCHEDULE I

Representative:	Morgan Stanley & Co. Incorporated
Registration Statement File No.:	333-135545
Time of Sale Prospectus	1. Prospectus dated May 29, 2008 relating to the Securities
2. The preliminary prospectus supplement dated May 27, 2008 relating to the Securities
3. The free writing prospectus filed by the Company under Rule 433(d) of the Securities Act dated May 29
Lock-up Restricted Period:	90 days
Title of Securities to be purchased:	5.50% Convertible Debentures due 2038 (series A)
5.50% Convertible Debentures due 2038 (series B)
Aggregate Principal Amount of Series A Firm Securities:	$87,500,000
Aggregate Principal Amount of Series B Firm Securities:	$87,500,000
Aggregate Principal Amount of Series A Additional Securities	$13,125,000
Aggregate Principal Amount of Series B Additional Securities	$13,125,000
Purchase Price of Series A Securities:	97.75%
Purchase Price of Series B Securities:	97.75%
Initial Public Offering Price of Series A Securities:	100%
Initial Public Offering Price of Series B Securities:	100%
Closing Date and Time:	June 4, 2008 10:00 a.m.
Closing Location:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006

I-1

SCHEDULE II

Underwriter Name	Principal Amount of Series A Firm Securities to be Purchased	Principal Amount of Series B Firm Securities to be Purchased
Morgan Stanley & Co. Incorporated	$61,250,000	$61,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,250,000	$26,250,000
Total	$87,500,000	$87,500,000

II-1

SCHEDULE III

List of Persons subject to the Lock-up Agreements

Deutsche Lufthansa AG

David Barger

Edward Barnes

Russell Chew

Robert Maruster

James Hnat

David Checketts

Robert Clanin

Kim Clark

Christoph Franz

Virginia Gambale

Neal Moszkowski

Joel Peterson

Ann Rhoades

Frank Sica

III-1

SCHEDULE IV

FORM OF PRICING TERM SHEETS

FOR

SERIES A SECURITIES

AND

SERIES B SECURITIES

Issuer Free Writing Prospectus dated May 29, 2008 to

Preliminary Prospectus Supplements dated May 27, 2008

JetBlue Airways Corporation

$87,500,000 Aggregate Principal Amount of

5.50% Convertible Debentures due 2038,

$87,500,000 Aggregate Principal Amount of

5.50% Convertible Debentures due 2038,

and

44,864,059 Shares of Common Stock

Issued Pursuant to a Share Lending Agreement

This term sheet relates only to the convertible debentures and common stock described below (together, the “securities”) and should be read together with the Preliminary Prospectus Supplement dated May 27, 2008 (including the documents incorporated by reference therein) relating to the convertible debentures offering or the Preliminary Prospectus Supplement dated May 27, 2008 (including the documents incorporated by reference therein) relating to the common stock offering, respectively, before making a decision in connection with an investment in the corresponding securities. The information in this term sheet supersedes the information in the preliminary prospectus supplements relating to the securities to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the relevant preliminary prospectus supplement.

General

Issuer:	JetBlue Airways Corporation

Ticker/Exchange:	JBLU / Nasdaq Global Select Market

Last sale price of common stock on May 29, 2008:	$4.15

Debenture Offering

Securities offered:	$175,000,000 aggregate principal amount of debentures, consisting of:

• $87,500,000 aggregate principal amount of 5.50% Convertible Debentures due 2038, or the series A debentures, and

• $87,500,000 aggregate principal amount of 5.50% Convertible Debentures due 2038, or the series B debentures

Over-allotment option:	$13,125,000 additional aggregate principal amount of the series A debentures and $13,125,000 additional aggregate principal amount of the series B debentures

Maturity date:	October 15, 2038

Annual interest rate:	5.50% per year (in the case of the series A debentures), accruing from the settlement date

5.50% per year (in the case of the series B debentures), accruing from the settlement date

Interest escrow:

The Issuer will deposit into an escrow account for each series of debentures cash equal to the sum of the first six scheduled interest payments for that series of debentures. This will be approximately $13.8 million (plus an additional amount of approximately $2.1 million if the underwriters’ over-allotment option is exercised in full) in the case of the escrow account for the series A debentures and approximately $13.8 million (plus an additional amount of approximately $2.1 million if the underwriters’ over-allotment option is exercised in full) in the case of the escrow account for the series B debentures.

The Issuer will invest the funds in each escrow account in money market securities issued by permitted money market funds and will use the assets in the escrow account for each series of debentures to disburse funds to make each of the first six scheduled interest payments on the debentures of that series. The debentures will not otherwise be secured.

Interest payment dates:	April 15 and October 15 of each year, beginning October 15, 2008

Conversion:	Holders may convert debentures of either series at any time prior to the close of business on the business day immediately preceding their final maturity date.

Conversion rate:	220.6288 shares per $1,000 principal amount of debentures, representing a conversion price of approximately $4.53 per share, subject to adjustment, for the series A debentures

225.2252 shares per $1,000 principal amount of debentures, representing a conversion price of approximately $4.44 per share, subject to adjustment, for the series B debentures

Conversion premium over common stock offering price:	22.50% for the series A debentures and 20.00% for the series B debentures

Early Conversion Make-Whole Amount:

Holders who convert their debentures prior to April 15, 2011 will receive, in addition to a number of shares of common stock calculated at the applicable conversion rate, a cash payment from the escrow account for debentures of the series converted in an amount equal to the sum of all remaining interest payments that would have been due on or before April 15, 2011 in respect of the converted debentures (excluding any interest payment for which the record date has passed at the time of such conversion, which will instead be made to the relevant record holder).

Record dates:	April 1 and October 1 of each year

Price to public:	100%

Underwriting discounts and commissions:	2.25% per series A debentures

2.25% per series B debentures

CUSIP:	Series A debentures: 477143 AD3 Series B debentures: 477143 AE1

ISIN:	Series A debentures: US477143AD37 Series B debentures: US477143AE10

Redemption:

At any time on or after October 15, 2013 (in the case of the series A debentures) and October 15, 2015 (in the case of the series B debentures), the Issuer may redeem any debentures for cash by giving holders at least 30 days’ notice. The Issuer may redeem the debentures either in whole or in part at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date (unless such redemption date falls after a regular record date and on or prior to the corresponding interest payment date, in which case the Issuer will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date).

Repurchase at the option of the holder:

Holders may require the Issuer to repurchase all or part of their debentures for cash on October 15, 2013, 2018, 2023, 2028 and 2033 (in the case of the series A debentures) and on October 15, 2015, 2020, 2025, 2030 and 2035 (in the case of the series B debentures) at a repurchase price equal to 100% of their principal amount. The Issuer will pay accrued and unpaid interest up to, but excluding, the repurchase date to the holder from whom debentures are repurchased (unless such repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case the Issuer will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date).

Repurchase at the option of the holder upon a designated event:

If a designated event (meaning any “fundamental change” or “termination of trading”, each as defined in the preliminary prospectus supplement for the debentures) occurs prior to maturity of the debentures, holders may require the Issuer to repurchase all or a portion of their debentures for cash at a repurchase price equal to 100% of the principal amount of the debentures, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date (unless such repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case the Issuer will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date).

Adjustment to conversion rate upon a make-whole fundamental change:

Holders who convert their debentures in connection with a fundamental change that occurs prior to October 15, 2013 (in the case of the series A debentures) or October 15, 2015 (in the case of the series B debentures) will be entitled to additional shares of common stock as described in the tables below.

Series A Debenture Make-Whole Table

The following table sets forth the number of additional shares to be received upon conversion in connection with a make-whole fundamental change per $1,000 principal amount of series A debentures:

	Stock Price
Effective Date	$3.70	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00
May 29, 2008	49.64	45.92	40.82	36.73	30.61	26.24	22.68	19.38	16.86	12.65	10.13	7.47	5.98	4.98	4.27
October 15, 2008	49.64	45.92	40.82	36.73	30.61	25.64	21.30	18.09	15.63	11.54	9.10	6.54	5.23	4.36	3.74
October 15, 2009	49.64	45.92	40.82	36.73	27.83	22.01	17.95	14.99	12.75	9.02	6.78	4.34	3.22	2.67	2.29
October 15, 2010	49.64	45.92	39.82	33.18	24.22	18.61	14.84	12.17	10.20	7.01	5.12	3.02	1.91	1.26	0.88
October 15, 2011	49.64	45.92	37.09	29.84	20.52	15.06	11.61	9.30	7.66	5.16	3.74	2.20	1.38	0.88	0.56
October 15, 2012	49.64	43.79	31.62	23.46	13.99	9.24	6.65	5.13	4.16	2.81	2.09	1.27	0.81	0.52	0.32
October 15, 2013	49.64	29.37	1.59	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

•	If the stock price is in excess of $35.00 per share, subject to adjustment, the Issuer will not increase the conversion rate for series A debentures by any additional shares.
•	If the stock price is less than $3.70 per share, subject to adjustment, the Issuer will not increase the conversion rate for series A debentures by any additional shares.

Series B Debenture Make-Whole Table

The following table sets forth the number of additional shares to be received upon conversion in connection with a make-whole fundamental change per $1,000 principal amount of series B debentures:

	Stock Price
Effective Date	$3.70	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00
May 29, 2008	45.05	41.67	37.04	33.33	27.78	23.81	20.83	18.52	16.67	13.03	10.35	7.47	5.98	4.98	4.27
October 15, 2008	45.05	41.67	37.04	33.33	27.78	23.81	20.83	18.52	16.38	12.08	9.45	6.59	5.23	4.36	3.74
October 15, 2009	45.05	41.67	37.04	33.33	27.78	23.55	19.50	16.46	14.11	10.09	7.58	4.76	3.37	2.67	2.29
October 15, 2010	45.05	41.67	37.04	33.33	26.77	21.33	17.47	14.62	12.43	8.72	6.42	3.80	2.39	1.56	1.05
October 15, 2011	45.05	41.67	37.04	33.33	25.31	19.86	16.09	13.34	11.26	7.80	5.70	3.33	2.07	1.31	0.84
October 15, 2012	45.05	41.67	37.04	32.19	23.46	17.99	14.33	11.73	9.81	6.71	4.88	2.84	1.76	1.11	0.71
October 15, 2013	45.05	41.67	36.29	29.19	20.09	14.76	11.40	9.14	7.54	5.08	3.68	2.16	1.34	0.85	0.53
October 15, 2014	45.05	41.67	30.46	22.58	13.49	8.95	6.48	5.02	4.08	2.77	2.06	1.25	0.79	0.50	0.31
October 15, 2015	45.05	24.77	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

•	If the stock price is in excess of $35.00 per share, subject to adjustment, the Issuer will not increase the conversion rate for series B debentures by any additional shares.
•	If the stock price is less than $3.70 per share, subject to adjustment, the Issuer will not increase the conversion rate for series B debentures by any additional shares.

Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of the series A debentures as a result of the issuance of additional shares pursuant to this section exceed 270.2703 per $1,000 principal amount of debentures and in no event will the total number of shares issuable upon conversion of the series B debentures as a result of the issuance of additional shares pursuant to this section exceed 270.2703 per $1,000 principal amount of debentures, in each case subject to adjustment in the same manner as the conversion rate.

Common Stock Offering

Securities offered:	44,864,059 shares of common stock, par value $0.01 per share (the “common stock”)

Share lending agreement:

The offered shares will be lent by the Issuer to the share borrower, Morgan Stanley Capital Services, Inc., pursuant to a share lending agreement between the Issuer and the share borrower, acting through its agent. While the borrowed shares will be considered issued and outstanding for corporate law purposes, the Issuer believes that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting earnings per share because the borrowed shares are required to be returned to the Issuer. The Issuer will not receive any proceeds of the offering of common stock, but will receive a nominal lending fee for each share it loans.

Price to public:	$3.70

Shares outstanding at March 31, 2008:	224,308,781 shares of common stock 1

Other Offering Information

Trade date:	May 29, 2008

Settlement date:	June 4, 2008

Representatives of the underwriters for the debenture offering:	Morgan Stanley & Co. Incorporated Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriter of the common stock offering:	Morgan Stanley & Co. Incorporated

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERINGS TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE RELATED PROSPECTUS SUPPLEMENT AND OTHER DOCUMENTS THAT THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THESE OFFERINGS. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN DOCUMENTS RELATING TO EITHER THE DEBENTURE OFFERING OR THE COMMON STOCK OFFERING BY CONTACTING MORGAN STANLEY & CO. INCORPORATED (MORGAN STANLEY & CO. INCORPORATED, ATTN: PROSPECTUS DEPT., 180

______________
1	Excludes the following at March 31, 2008:
•

49,530,837 shares of common stock reserved for issuance under the Issuer’s amended and restated 2002 Stock Option Plan, of which 29,152,415 shares were subject to outstanding options at a weighted average exercise price of $12.31 per share, and 1,546,025 shares were subject to outstanding restricted stock units as of March 31, 2008; and

•	25,524,648 shares of common stock reserved for issuance under the Issuer’s crewmembers (employees) stock purchase plan as of March 31, 2008.

VARICK STREET, 2ND FLOOR, NEW YORK, NEW YORK 10014, E-MAIL: PROSPECTUS@MORGANSTANLEY.COM, TELEPHONE: (866) 718-1649). ALTERNATIVELY, YOU MAY OBTAIN DOCUMENTS RELATING TO THE DEBENTURE OFFERING BY CONTACTING MERRILL LYNCH & CO. (MERRILL LYNCH & CO., 4 WORLD FINANCIAL CENTER, NEW YORK, NY 10080, TELEPHONE: 1-866-500-5408).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

OPINION OF SHEARMAN & STERLING LLP

A-1

EXHIBIT B

OPINION OF JAMES G. HNAT

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

May ___, 2008

Morgan Stanley & Co. Incorporated

for itself and as Representative

for the Underwriters named in Schedule I

of the Underwriting Agreement

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with JetBlue Airways Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of convertible debentures of the Company (the “Securities”). The Securities will be convertible into shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of itself and the other Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Offering (the “Prospectus”), subject to the following paragraph, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that are beneficially owned by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock beneficially owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions or pursuant to a transaction described in the following paragraph.

C-1

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (b) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned’s immediate family or to a trust of which the undersigned or such a family member is the beneficiary, (c) distributions or transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to partners, members or controlled affiliates of the undersigned, (d) transfers as a bona fide gift or gifts, (e) the sale of any shares of Common Stock pursuant to any securities trading program designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as such program is in effect on the date hereof, (f) transfers effected by the undersigned or the undersigned’s personal representatives in the event the undersigned dies or becomes permanently disabled or (g) the sale of any shares of Common Stock by a pledgee of such shares under a pledge agreement entered into prior to the date hereof to secure margin loans made to the undersigned, so long as the terms of such agreement have not been amended subsequent to the date hereof and the undersigned has not pledged or otherwise transferred any additional shares of Common Stock or securities convertible into or exchangeable for any such shares to the pledgee subsequent to the date hereof; provided, however, that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1) prior to any such transfer, distribution or donation, each transferee, distributee or donee shall execute and deliver to you a duplicate form of this Lock-Up Agreement and (2) no filing by any party (whether transferor, transferee, distributor, distributee, donor or donee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than such filings made after the expiration of the 90-day period referred to above). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

C-2